SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   May 17, 2010

TARA MINERALS CORP.

(Name of Small Business Issuer in its charter)

               Nevada

          None

     20-5000381

(State of incorporation)

(Commission File No.)

  (IRS Employer

 Identification No.)

2162 Acorn Court

 Wheaton, IL 60187

 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:     (630)-462-2079

 N/A

 (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

On May 17, 2010 Clifford A. Brown resigned as the Company’s Principal Financial and Accounting Officer.

On May 17, 2010 David Bizzaro was appointed as the Company’s Principal Financial and Accounting Officer.

David Bizzaro (age 48) has been the managing partner of IFC Group, a firm which provides outsourced international controllership services to middle market companies, since January 2010.  Prior to that time Mr. Bizzaro held the following positions:

Employer	Position	Year(s)

Rigid Building Systems, Inc a manufacturer of pre-engineered steel buildings	Acting Chief Financial Officer	2009

High Street Partners, Inc	Vice President – International Operations	2007-2009

ICT Group, Inc., a publicly traded call center and BPO provider	Senior Vice President of International Finance	2005-2007

Avaya Inc., a corporation involved in internet telephone systems and call center technology.	Corporate Finance Director	2004-2005

Ciena Corporation, a Telecommunications equipment manufacturer	Asia Pacific Finance Director	2001-2003

XO Communications, a telecommunications carrier	Operations Finance Director	2000-2001

Sprint/Global One, a telecommunications joint venture of Sprint, France Telecom and Deutshe Telekom	Finance Director – Network Operations/Regional Controller Latin America	1995-2000

NCR Corporation Computer manufacturer	European Logistics Manager Inventory Controller Financial Analyst	1988 - 1995

On May 12, 2010 Mr. Bizzaro was appointed as the Principal Financial and Accounting Officer for Tara Gold Resources Corp. and Adit Resources Corp.  Tara Gold Resources controls Tara Minerals.  Tara Minerals, in turn, controls Adit Resources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 20, 2010

TARA MINERALS CORP.

By:  /s/ Francis R. Bsican Jr.

Francis R. Biscan, Jr., President

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